EXHIBIT 99.1
Contact:
Juan José Orellana
Investor Relations
Molina Healthcare, Inc.
562-435-3666, ext. 111143
MOLINA HEALTHCARE ANNOUNCES $150 MILLION OFFERING OF CONVERTIBLE SENIOR NOTES
Long Beach, California (October 3, 2007) — Molina Healthcare, Inc. (NYSE: MOH) today announced the offering of $150 million aggregate principal amount of Convertible Senior Notes.
The notes will be issued pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission. Citi and UBS Investment Bank will be acting as joint book-running managers in connection with the offering. Copies of the prospectus relating to the offering may be obtained from Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, (718) 765-6732 and from UBS Investment Bank, Prospectus Department, 299 Park Avenue, NY, NY 10171.
This press release does not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Molina Healthcare
Molina Healthcare, Inc. is a multi-state managed care organization that arranges for the delivery of healthcare services to persons eligible for Medicaid and other government-sponsored programs for low-income families and individuals. Molina Healthcare, Inc. currently operates health plans in California, Michigan, New Mexico, Ohio, Texas, Utah, and Washington.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain “forward-looking statements” regarding, but not limited to, the proposed offering of the Convertible Senior Notes. All of our forward-looking statements are based on current expectations and assumptions that are subject to numerous known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially. Such factors include, without limitation, risks related to conditions in the markets generally as well as in the markets in which the Company operates. Information concerning additional risk factors that could cause actual results to different materially is contained in the Company’s Form 10-K annual report, Form 10-Q quarterly reports, and the Company’s other reports and filings with the Securities and Exchange Commission and available for viewing on its website at www.sec.gov. All forward-looking statements in this release represent our judgment as of the date of issuance of this release. We disclaim any obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
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